CERTIFICATION


     To my knowledge, this Report on Form 10-Q for the quarter ended June 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of BCSB Bankcorp Inc.


                                By: /s/ Gary C. Loraditch
                                    ----------------------------------------
                                    Name: Gary C. Loraditch
                                    Title: President



                                By: /s/ Bonnie M. Klein
                                    ----------------------------------------
                                    Name: Bonnie M. Klein
                                    Title: Vice President, Treasurer

Date: August 12, 2002